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                                                                    Exhibit 10.2


                             STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (this"Agreement") is made as of September 30, 1999, by and among ECONOMETRICS, INC., a Colorado corporation (the "Company"), SCHERER HEALTHCARE, INC., a Delaware corporation (the "Investor"), and ROBERT R. MCGUIRE ("McGuire"), WALTER G. CORNETT III ("Cornett") and WCI, INC. ("WCI" and together with McGuire, the "Stockholders").

                                    RECITALS

         A. Each Stockholder owns the number of shares of Common Stock, no par value per share, of the Company (the "Common Stock") set forth opposite the name of such Stockholder on ANNEX I.

         B. Pursuant to the 8% Convertible Debenture Purchase Agreement (the "Purchase Agreement") dated of even date herewith by and among the Company and the Investor, the Investor purchased from the Company $2,000,000 aggregate principal amount of the Company's 8% Convertible Debentures due 2004 (the "Debenture").

         C. The Debenture is convertible, at the option of the Investor, into shares of Common Stock (the "Conversion Shares").

         D. The parties wish to provide for the terms with respect to certain matters regarding the relationship between the Company and its stockholders and among such stockholders. The parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         The following terms shall have the following meanings:

         "BOARD" means the Board of Directors of the Company.

         "CONVERSION SHARES" means the shares of Common Stock issuable upon conversion of the Debenture, and any shares of capital stock issued on any of the foregoing as a stock dividend or upon any stock split or other subdivision of shares of capital stock.

         "EQUITY SECURITIES" means all shares of capital stock of the Company, all securities convertible into or exchangeable for shares of capital stock of the Company, and all options, warrants, and other rights to purchase or otherwise acquire from the Company shares of such capital stock, or securities convertible into or exchangeable for shares of such capital stock.



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         "GROUP" means:

              (a)          IN THE CASE OF ANY STOCKHOLDER WHO IS AN INDIVIDUAL,
                           (i) such Stockholder, (ii) the spouse and lineal descendants of such Stockholder, and (iii) all trusts for the benefit of any of the foregoing;

              (b) IN THE CASE OF ANY STOCKHOLDER WHICH IS A PARTNERSHIP, (i) such Stockholder and any affiliate thereof, (ii) its partners, and (iii) any person or entity to which such Stockholder shall Transfer all or substantially all of its assets;

              (c) IN THE CASE OF ANY STOCKHOLDER WHICH IS A LIMITED LIABILITY COMPANY, (i) such Stockholder and any affiliate thereof, (ii) its managing and non-managing members, and (iii) any person or entity to which such Stockholder shall Transfer all or substantially all of its assets; and

              (d) IN THE CASE OF ANY STOCKHOLDER WHICH IS A CORPORATION, (i) such Stockholder and any affiliate thereof, (ii) all stockholders thereof who hold more than 50% of the shares of the capital stock entitled to vote for the election of directors of such Stockholder, and (iii) any person or entity to which such Stockholder shall Transfer all or substantially all of its assets.

         "NEW SECURITIES" means all Equity Securities issued by the Company after the date hereof.

         "PERSON" shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

"PRO RATA AMOUNT" means, with respect to any Investor, the quotient obtained by dividing (i) the number of shares of Common Stock held by such Investor by (ii) the aggregate number of shares of Common Stock held by all Investors, assuming in each case the conversion, exchange or exercise of all Equity Securities that are not Common Stock.

         "SHARES" means the Conversion Shares and the Stockholder Shares.

         "STOCKHOLDER SHARES" means the shares of Common Stock held by the Stockholders on the date hereof, any Equity Securities acquired by the Stockholders hereafter, and any shares of capital stock issued thereon as a stock dividend or upon any stock split or other subdivision of shares of capital stock.

         "THIRD PARTY" means, with respect to any Person, any person or entity that is not a member of the Group of such Person.

         "TRANSFER" means to issue, sell, transfer, assign, pledge or otherwise dispose of, either voluntarily or involuntarily and with or without consideration.


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         "VOTING SHARES" means the shares of capital stock of the Company entitled to vote for the election of directors.

                                   ARTICLE II

                          MATTERS RELATING TO THE BOARD

2.1      BOARD REPRESENTATION.

         (a) The Company and each Stockholder shall take such corporate actions as may be reasonably required to ensure that the number of directors constituting the Board is at all times seven.

         (b) Subject to the terms of this Agreement and the Purchase Agreement, the Investor shall be entitled (A) to nominate two individuals for election to the Board to serve as directors until their successors are elected and qualified (the "Investor Nominees"), (B) to nominate each such successor to the Investor Nominees, and (C) to propose the removal from the Board of any director nominated under the foregoing clause (A) or (B).

         (c) Each nomination or any proposal to remove from the Board any director pursuant to paragraph (b) above shall be made by delivering to the Company a notice signed by the Investor. As promptly as practicable after delivery of such notice, the Company shall take or cause to be taken such corporate actions as may be reasonably required to cause the election or removal proposed in such notice. Such corporate actions may include calling a meeting or soliciting a written consent of the Board, or calling a meeting or soliciting a written consent of the stockholders of the Company.

         (d) Notwithstanding the foregoing, in the event the number of directors is increased above seven, the number of Investor Nominees shall be increased such that the number of Investor Nominees serving as director is not less than 20% of the total number of directors of the Company.

2.2      VOTING AGREEMENT.

         Each Stockholder shall vote all Voting Shares held, directly or indirectly, by such Stockholder (including Voting Shares with respect to which such Stockholder has voting power or control and shares with respect to which such Stockholder acquires voting control after the date hereof) for the election to the Board of all Investor Nominees and for the removal from the Board of all directors proposed to be removed in accordance with Section 2.1(b). Each Stockholder shall use all reasonable efforts to cause each director to vote for the election to the Board of all Investor Nominees.

2.3      BOARD MEETINGS, EXPENSES.

         The Company shall convene meetings of its Board not less frequently than quarterly. The Company shall reimburse the reasonable out-of-pocket expenses of directors incurred in connection with attending Board meetings.


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2.4      BOARD COMMITTEES.

         The Board shall form an executive committee, an audit committee and a compensation committee of the Board. Each committee of the Board, including the executive, audit and compensation committees, shall include at least one director who is an Investor Nominee.

                                   ARTICLE III

                               TRANSFER OF SHARES

3.1      LIMITATIONS ON TRANSFERS.

         (a) Each Stockholder shall not Transfer any Shares except (i) in accordance with Sections 3.1 or 3.2 hereof, (ii) with the prior written approval of the Investor, or (iii) to any other member of the Group of such Stockholder, but each such transferee may Transfer such Shares only to any other member of the Group of the Stockholder initially relying on the foregoing exception. As a condition to the effectiveness of any such Transfer, the transferee shall execute a counterpart to this Agreement, whereupon such transferee shall be bound by, and entitled to the benefits of, this Agreement with respect to the transferred Shares in the same manner as the transferring Stockholder.

         (b) Any Transfer of Shares by any Stockholder not in accordance with paragraph (a) above shall be void.

3.2      TAG-ALONG RIGHTS.

         (a) In the event any Stockholder proposes to Transfer, in a transaction or a series of transactions, 25% or more of the Shares of such Stockholder to a Third Party, such Stockholder shall first deliver to the Investor a written notice (the "OFFER NOTICE") not less than 45 days prior to the date of Transfer. Such Offer Notice shall include a description of the purchase price and the other terms on which such Stockholder proposes to Transfer Shares to such Third Party (such Offer Notice shall include the foregoing information and all other relevant terms of the proposed Transfer). The Investor shall have the right and option, for a period of 45 days after receipt of an Offer Notice (the "ACCEPTANCE PERIOD"), to elect to participate in the proposed Transfer at the same price and on the same terms specified in the Offer Notice by delivering to the selling Stockholder a notice (the "CO-SALE NOTICE"), during the Acceptance Period, specifying the number of Shares (not to exceed the Investor's Co,,Sale Percentage of the Shares to be Transferred in the contemplated Transfer) with respect to which the Investor exercises its right under this Section.

         (b) Each selling Stockholder shall use his or its best efforts to obtain the agreement of the prospective Transferee to the participation of the Investor.

         (c) The Investor shall effect its participation in the sale or transfer by delivering to the selling Stockholder for Transfer to the prospective Transferee one or more certificates, properly endorsed for Transfer, representing (i) the type and number of shares of Common Stock the Investor elects to sell or (ii) that portion of the principal amount of the Debenture that is at such time convertible into the number of shares of Common Stock Investor elects to sell; provided however , that if the prospective Transferee objects to the delivery of a portion of the Debenture



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in lieu of Common Stock, the Investor shall convert such portion of the
Debenture into Common Stock and deliver Common Stock as provided above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser.

         (d) The stock certificate or certificates that the Investor delivers to the selling Stockholder shall be transferred to the prospective Transferee in consummation of the sale of Shares pursuant to the terms and conditions specified in the Offer Notice, and the selling Stockholder shall concurrently therewith remit to the Investor that portion of the sale proceeds to which the Investor is entitled by reason of its participation in such sale. To the extent that any prospective purchaser refuses to purchase securities from the Investor, the selling Stockholder shall not sell to such prospective Transferee any Shares unless and until, simultaneously with such sale, the selling Stockholder shall purchase such Shares from the Investor for the same consideration and on the same terms and conditions as described in the Offer Notice.

         (e) As used herein, "Co-Sale Percentage" means the percentage determined by dividing the number of Shares held by the Investor by the aggregate Shares held by the selling Stockholder(s) delivering the Offer Notice (in each case determined on a fully diluted basis).

         (f) In the event any Shares subject to Section 3.2 are not Transferred by the selling Stockholder during the 45-day period following the expiration of the offer contained in the related Offer Notice, the restrictions set forth in
Section 3.2 shall again become applicable to any Transfer of such Shares by the selling Stockholder.

                                   ARTICLE IV

                             RIGHT OF FIRST REFUSAL

4.1      RIGHT OF FIRST REFUSAL.

         (a) During the term of this Agreement, the Company hereby grants to the Investor the right of first refusal to purchase New Securities which the Company may from time to time propose to sell. In the event the Company proposes to undertake a sale of New Securities, it shall give to the Investor written notice (the "Notice") of its intention, which notice shall describe the price and the principal terms upon which the Company proposes to sell such New Securities. The Investor shall have ten (10) days from the delivery of the Notice to exercise its right of first refusal to purchase such Common Stock by giving written notice to the Company stating the quantity of such New Securities to be purchased accompanied by payment of the purchase price therefor.

         (b) If effective acceptance shall not be received pursuant to Section 4.1(a) with respect to all New Securities, the Company may issue such excess or any portion thereof to any Person on terms and conditions that are no more favorable to such Person than upon the terms stated in the Offer within 90 days after expiration of the date of the Notice. If such issuance is not made within such 90-day period, the restrictions provided for in this Section shall again become effective.


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                                    ARTICLE V

                                  MISCELLANEOUS

5.1      MCGUIRE TRANSACTION.

         McGuire and the Company agree that, at the request of the Investor, the outstanding amounts owed by the Company to McGuire as well as outstanding amounts owed by McGuire to the Company will be restructured as follows (or in a manner reasonably acceptable to the Investor, McGuire and the Company):

         Restructuring: (a) the Company would pay to McGuire a portion of the deferred compensation owed by the Company to McGuire in an amount equal to the amount McGuire owes to the Company plus an amount necessary to gross up the payment to cover the estimated personal income tax McGuire will incur upon such payment; (b) simultaneously, McGuire would repay all amounts he owes to the Company; and (c) the Balance of the deferred compensation owed by the Company to McGuire would be converted to Common Stock of the Company at a conversion price of $.4315 per share. SCHEDULE 5.1 hereto sets forth a complete and accurate description of all amounts owed by the Company to McGuire and all amounts owed by McGuire to the Company.

5.2      LEGEND ON STOCK CERTIFICATES.

         Each certificate representing Shares that are subject to this Agreement shall bear a legend substantially in the following form:

         "THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE RIGHTS OF THE HOLDER OF SUCH SECURITIES IN RESPECT OF THE ELECTION OF DIRECTORS ARE SUBJECT TO A STOCKHOLDERS' AGREEMENT DATED AS OF ____________, 1999, AMONG ECONOMETRICS, INC., SCHERER HEALTHCARE, INC. AND CERTAIN OF THE STOCKHOLDERS OF ECONOMETRICS, INC. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF ECONOMETRICS, INC."

5.3      SEVERABILITY; GOVERNING LAW.

         If any provision of this Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Illinois.

5.4      ASSIGNMENTS; SUCCESSORS AND ASSIGNS.

         The rights of the Stockholders under this Agreement may not be assigned, except in connection with any permitted Transfer of Shares by any Stockholder on the terms expressly provided herein. The



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rights of the Investor may be assigned, in whole or in part, to any transferee of all or part of the Debenture provided that the Investor gives prior written notice of the assignment of all or part of its rights under this Agreement and the transferee agrees to be bound by the terms hereof. This Agreement may not be assigned by the Company. This Agreement shall bind and inure to the benefit of the parties and their respective successors, permitted assigns, legal representatives and heirs.

5.5      AMENDMENTS.

         This Agreement may only be modified or amended by an instrument in writing signed by the Company, the Stockholders and the Investor.

5.6      NOTICES.

         All notices, claims, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

         if to the Company:

                  Econometrics, Inc.
                  One Illinois Center
                  111 East Wacker Drive,
                  Suite 1250
                  Chicago, Illinois   60601
                  Telecopy: (312) 616-8401
                  Attention:  Chairman and Chief Executive Officer

         With copy to:

                  Ross & Hardies
                  150 North Michigan Avenue
                  Suite 2500
                  Chicago, Illinois 60601
                  Telecopy: (312) 750-8600
                  Telephone: (312) 750-8693
                  Attention: Lawrence R. Samuels

if to any Stockholder, to its or his address set forth on Annex I or II, as the case may be;

         If to Investor:

                  Scherer Healthcare, Inc.
                  120 Interstate North Parkway
                  Suite 305
                  Atlanta, Georgia 30339
                  Telecopier:  (770) 933-1880



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Attention: Robert P. Scherer, Jr., Chairman of the Board, President and Chief
Executive Officer

         With copy to:

                  Morris, Manning & Martin, L.L.P.
                  1600 Atlanta Financial Center
                  Peachtree
                  Atlanta, Georgia 30326
                  Telecopy: (404) 365-9532
                  Telephone (404) 233-7000
                  Attention: David M. Calhoun

or to such other address as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally,,recognized overnight courier, on the next business day after the date when sent, (c) in the case of telecopy transmission, when received, and (d) in the case of mailing, on the fifth business day following that on which the piece of mail containing such communication is posted.

5.7      HEADINGS.

         The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

5.8      NOUNS AND PRONOUNS.

         Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa.

5.9      ENTIRE AGREEMENT.

         This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect to such subject matter.

5.10     COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

5.11     TERMINATION.

         This Agreement shall terminate at the end of the "Applicable Period" as such term is defined in the Purchase Agreement.

                            (Signatures on next page)


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         IN WITNESS WHEREOF, the parties hereto have executed this Stockholders'
Agreement on the date first above written.

                               ECONOMETRICS, INC.

                               By: /s/ Robert R. McGuire
                                   ------------------------------
                               Name: Robert R. McGuire

                               Title: Chairman/CEO


Attest:


By: /s/ A. Ward McCally
   -----------------------------
Name: A. Ward McCally

Title: President/CFO



                               STOCKHOLDERS:

                                /s/ Robert R. McGuire
                               ----------------------------------
                               Robert R. McGuire



                               WCI, Inc.


                               By: /s/ Walter G. Cornett III
                                   ------------------------------
                               Name:  Walter G. Cornett III

                               Title: President



                               ----------------------------------
                               Walter G. Cornett III




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                               INVESTOR:

                               SCHERER HEALTHCARE, INC.


                               By: /s/ Robert P. Scherer, Jr.
                                   ------------------------------
                               Robert P. Scherer, Jr.
                               Chairman of the Board, President and Chief
                               Executive Officer



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                               ECONOMETRICS, INC.

                            STOCKHOLDERS' AGREEMENT








                         DATED AS OF SEPTEMBER 30, 1999











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